UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2021

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Janet M. Bawcom, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Ingredion Incorporated (the “Company”), has advised the Company she will resign from all such positions effective July 1, 2021.

(e) Ms. Bawcom and the Company have entered into a Separation Agreement and General Release, dated June 25, 2021 (the “Agreement”), relating to Ms. Bawcom’s resignation from the Company reported under Item 5.02(b). Under the Agreement, and subject to specified conditions, Ms. Bawcom will receive, as severance payments, cash payments in the amounts of $502,500 based on Ms. Bawcom’s current base salary, $163,312 representing a pro rata portion of Ms. Bawcom’s cash target incentive bonus with respect to 2021, and $500,000 in lieu of vesting of outstanding restricted stock units awarded to Ms. Bawcom. Ms. Bawcom also will receive specified additional benefits relating to health coverage and other matters. The Agreement also includes non-competition, non-solicitation, confidentiality and release provisions. The foregoing summary of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, dated June 25, 2021, by and between Janet M. Bawcom and Ingredion Incorporated

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021	Ingredion Incorporated

	By:	/s/ James D. Gray
James D. Gray
Executive Vice President and Chief Financial Officer